EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Stoneridge, Inc. and Subsidiaries listed below of our reports dated February 25, 2011, with respect to the consolidated financial statements and schedule of Stoneridge, Inc. and Subsidiaries, and the effectiveness of internal control over financial reporting of Stoneridge, Inc. and Subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2010.

Registration	Description of Registration Statement
333-172002	Form S-8 – Stoneridge, Inc. Amended and Restated Long-Term Incentive Plan, as Amended, and Stoneridge, Inc. Amended Directors’ Restricted Shares Plan
333-169800	Form S-3 - Registration Statement under The Securities Act of 1933
333-149436	Form S-8 – Stoneridge, Inc. Amended and Restated Long-Term Incentive Plan

333-127017	Form S-8 – Stoneridge, Inc. Directors’ Restricted Shares Plan
333-96953	Form S-8 – Stoneridge, Inc. Directors’ Share Option Plan
333-72176	Form S-8 – Stoneridge, Inc. Directors’ Share Option Plan

/s/ Ernst & Young LLP

Cleveland, Ohio
February 25, 2011